Exhibit 3.3
CERTIFICATE OF FORMATION
OF
CDM GP, LLC
     This Certificate of Formation, dated May 18, 2007, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
     1. Name. The name of the Company is:
CDM GP, LLC
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

CDMR Holdings, LLC, its sole member
By:	/s/ Randall H. Dean
Randall H. Dean
Authorized Person

[Signature Page to Certificate of Formation of CDM GP, LLC]